Reading International Announces

1st Quarter 2014 Results

Los Angeles, California, - (BUSINESS WIRE) –May 7, 2014– Reading International, Inc. (NASDAQ: RDI) announced today the results for its quarter ended March 31, 2014.

2014 Highlights

•	Our EBITDA for the 2014 Quarter was $7.5 million compared to $6.9 million for the 2013 quarter representing an increase of $595,000 or 8.6%.
•	Our aggregate indebtedness decreased from $201.2 million at March 31, 2014 to $168.9 million at March 31, 2014, a decrease of $32.3 million or 16.1%.
•	Net interest expense for the 2014 Quarter was $2.3 million compared to $2.7 million for the 2013 Quarter, a net interest decrease of $376,000 or 14.0%.

First Quarter 2014 Discussion

Revenue from operations decreased from $59.6 million in the 2013 Quarter to $58.1 million in the same Quarter in 2014, a $1.5 million or a 2.5% decrease.

Cinema segment revenue decreased by $1.3 million or 2.5%. This decrease was predominately driven by a $3.1 million decrease in Australian cinema revenue, itself driven by currency fluctuations, see below, and was offset by a $1.3 million increase in U.S. box office admissions. However, in terms of actual attendance, U.S. and Australia have seen an improvement of 9.7% and 2.4%, respectively, from the 2013 Quarter.

The top three grossing films for the 2014 Quarter in our worldwide cinema circuit were “Frozen” “Wolf of Wall Street” and “Hobbit: Desolation of Smaug.”  These three films accounted for approximately 17.6% of our cinema box office revenue.  The comparative top three grossing films for the 2013 Quarter were “Silver Linings Playbook,” “Oz Great and Powerful,” and “Hobbit: An Unexpected Journey,”  which accounted for approximately 18.0% of our cinema box office revenue.

Our real estate segment revenue decreased for the 2014 Quarter by $130,000 compared to the same period in 2013 primarily due to a loss of revenue in New Zealand of approximately $487,000 from the shutdown of the Courtenay  Central parking structure resulting from the earthquake that hit Wellington in July 2013, and the termination of the Hoyts lease at our Dunedin property.   These decreases were offset by a significant increase in rental income from our live theatre venues in the U.S.  Also, real property values in New York City, where we own the Cinemas 1,2,3 property on Third Avenue, the Union Square Theater property on Union Square, the Orpheum property on Second Avenue and the Minetta  property on Minetta Lane, continue to escalate.  We are continuing our work to redevelop our Cinemas 1,2,3 and Union Square Properties.

As a percentage of revenue, operating expense was 80.6% of revenue in the 2014 Quarter compared to 81.8% in the 2013 Quarter.

For our statement of operations, the Australian quarterly average exchange rate to U.S. dollar declined to 0.8974 for the 2014 Quarter from 1.0385 for the 2013 Quarter, a decrease of 13.6%.  The New Zealand quarterly average exchange rate to U.S. dollar climbed to 0.8370 for the 2014 Quarter from 0.8346 for the 2013 Quarter, an increase of 0.3%.  Both had an impact on the individual components of our income statement.

Driven by the above factors, our operating income for the 2014 Quarter increased by $47,000 to an operating income of $2.6 million compared to an operating income of $2.5 million in the same quarter last year.

Net interest expense decreased by $376,000 for the 2014 Quarter compared to the 2013 Quarter.  The decrease in interest expense primarily resulted from an overall decrease in our worldwide debt balances, specifically the payoff of the $9.0 million U.S. Sutton Hill Capital Note which was paid off on December 31, 2013.

For the 2014 Quarter, we recorded $1.1 million of other income, which consisted primarily of insurance proceeds from the Courtenay Central parking structure and $310,000 in income from unconsolidated entities.  For the 2013 Quarter, we recorded $356,000 of other income, which consisted primarily of $347,000 in income from unconsolidated entities.

For the 2014 Quarter, our income tax expense increased by $703,000 compared to the 2013 Quarter primarily associated with changes in tax provisions.

Because of the above, we reported a net loss of $215,000 for the 2014 Quarter compared to a net loss of $668,000 in the 2013 Quarter.

Our EBITDA(1) at $7.5 million for the 2014 Quarter was $595,000 or 8.6% higher than the EBITDA(1) for the 2013 Quarter of $6.9 million.

Our Adjusted EBITDA(1) for the 2014 Quarter was $6.8 million after excluding the $687,000 Courtenay Central car park insurance claim included in other income.  For the 2013 Quarter, our adjusted EBITDA(1) was $6.9 million as there were no adjustments for the 2013 Quarter.   This resulted in a decrease in Adjusted EBITDA(1) of $92,000 or 1.3% from the 2013 Quarter to the 2014 Quarter.

Balance Sheet and Liquidity

Our total assets at March 31, 2014 were $387.4 million compared to $386.8 million at December 31, 2013.  The currency exchange rates for Australia and New Zealand as of March 31, 2014 were $0.9275 and $0.8684, respectively, and as of December 31, 2013, these rates were $0.8929 and $0.8229, respectively.

On June 30, 2014 our Australian NAB Corporate Term loan and Revolver of $56.8 million will be due for repayment.  In addition, the U.S Cinema 1,2,3 Term loan of $15.0 million will be due for repayment on June 27, 2014. We are actively pursuing refinancing options for the mentioned loans prior to their respective due dates.

Our New Zealand Corporate Credit facility of $24.3 million has been reclassed from long-term term to short-term loan status since the loan will be due on March 31, 2015.

Our cash position at March 31, 2014 was $33.6 million.  Of the $33.6 million, $9.1 million was in Australia, $15.4 million was in the U.S., and $9.1 million was in New Zealand.  As part of our main credit facilities in Australia, New Zealand, and the U.S., we are subject to certain debt covenants which limit the transfer or use of cash outside of the various regional subsidiaries in which the cash is held.  As such, at March 31, 2014,  we had approximately $13.0 million of cash worldwide that was not restricted by loan covenants.

At March 31, 2014, we had undrawn funds of $4.6 million (AUS$5.0 million) available under our NAB line of credit in Australia, $10.4 million (NZ$12.0 million) available under our New Zealand Corporate Credit facility, and $5.0 million available under our Bank of America revolving loan credit facility in the U.S.  Accordingly, we believe that we have sufficient borrowing capacity under our various credit facilities, together with our $33.6 million cash balance, to meet our anticipated short-term working capital requirements.

Our working capital at March 31, 2014 was a negative $91.4 million compared to a negative $71.8 million at December 31, 2013.  This increase in negative working capital resulted primarily from our New Zealand Bank note changing from long-term to current borrowing on our balance sheet, as discussed above.

Stockholders’ equity was $129.2 million at March 31, 2014 compared to $121.7 million at December 31, 2013, primarily related to distributions to noncontrolling interests.

About Reading International, Inc.

Reading International (http://www.readingrdi.com) is in the business of owning and operating cinemas and developing, owning and operating real estate assets.  Our business consists primarily of:

•	the development, ownership and operation of multiplex cinemas in the United States, Australia and New Zealand; and
•

the development, ownership, and operation of retail and commercial real estate in Australia, New Zealand, and the United States, including entertainment-themed retail centers (“ETRC”) in Australia and New Zealand and live theater assets in Manhattan and Chicago in the United States.

Reading manages its worldwide business under various different brands:

•	in the United States, under the

o	Reading brand (http://www.readingcinemasus.com);
o	Angelika Film Center brand (http://www.angelikafilmcenter.com);
o	Consolidated Theatres brand (http://www.consolidatedtheatres.com);
o	City Cinemas brand (http://www.citycinemas.com);
o	Beekman Theatre brand (http://www.beekmantheatre.com);
o	The Paris Theatre brand (http://www.theparistheatre.com);
o	Liberty Theatres brand (http://libertytheatresusa.com/); and
o	Village East Cinema brand (http://villageeastcinema.com)

•	in Australia, under the

o	Reading brand (http://www.readingcinemas.com.au); and
o	Newmarket brand (http://readingnewmarket.com.au)

•	in New Zealand, under the

o	Reading brand (http://www.readingcinemas.co.nz);
o	Rialto brand (http://www.rialto.co.nz);
o	Reading Properties brand (http://readingproperties.co.nz);
o	Courtenay Central brand (http://www.readingcourtenay.co.nz);
o	Steer n’ Beer restaurant brand (http://steernbeer.co.nz); and
o	Taupo Motel brand (http://www.sailstaupo.co.nz).

Forward-Looking Statements

Our statements in this press release contain a variety of forward-looking statements as defined by the Securities Litigation Reform Act of 1995.  Forward-looking statements reflect only our expectations regarding future events and operating performance and necessarily speak only as of the date the information was prepared.  No guarantees can be given that our expectation will in fact be realized, in whole or in part.  You can recognize these statements by our use of words such as, by way of example, “may,” “will,” “expect,” “believe,” and “anticipate” or other similar terminology.

These forward-looking statements reflect our expectation after having considered a variety of risks and uncertainties.  However, they are necessarily the product of internal discussion and do not necessarily completely reflect the views of individual members of our Board of Directors or of our management team.  Individual Board members and individual members of our management team may have different views as to the risks and uncertainties involved, and may have different views as to future events or our operating performance.

Among the factors that could cause actual results to differ materially from those expressed in or underlying our forward-looking statements are the following:

•	With respect to our cinema operations:

o	The number and attractiveness to movie goers of the films released in future periods;
o	The amount of money spent by film distributors to promote their motion pictures;
o	The licensing fees and terms required by film distributors from motion picture exhibitors in order to exhibit their films;
o

The comparative attractiveness of motion pictures as a source of entertainment and willingness and/or ability of consumers (i) to spend their dollars on entertainment and (ii) to spend their entertainment dollars on movies in an outside the home environment; and

o

The extent to which we encounter competition from other cinema exhibitors, from other sources of outside of the home entertainment, and from inside the home entertainment options, such as “home theaters” and competitive film product distribution technology such as, by way of example, cable, satellite broadcast, DVD rentals and sales, and so called “movies on demand;”

•	With respect to our real estate development and operation activities:

o	The rental rates and capitalization rates applicable to the markets in which we operate and the quality of properties that we own;
o	The extent to which we can obtain on a timely basis the various land use approvals and entitlements needed to develop our properties;

o	the risks and uncertainties associated with real estate development;
o	The availability and cost of labor and materials;
o	Competition for development sites and tenants; and
o	The extent to which our cinemas can continue to serve as an anchor tenant which will, in turn, be influenced by the same factors as will influence generally the results of our cinema operations;

•

With respect to our operations generally as an international company involved in both the development and operation of cinemas and the development and operation of real estate; and previously engaged for many years in the railroad business in the United States:

o	Our ongoing access to borrowed funds and capital and the interest that must be paid on that debt and the returns that must be paid on such capital;
o	The relative values of the currency used in the countries in which we operate;
o	Changes in government regulation, including by way of example, the costs resulting from the implementation of the requirements of Sarbanes-Oxley;
o	Our labor relations and costs of labor (including future government requirements with respect to pension liabilities, disability insurance and health coverage, and vacations and leave);
o

Our exposure from time to time to legal claims and to uninsurable risks such as those related to our historic railroad operations, including potential environmental claims and health related claims relating to alleged exposure to asbestos or other substances now or in the future recognized as being possible causes of cancer or other health-related problems;

o	Changes in future effective tax rates and the results of currently ongoing and future potential audits by taxing authorities having jurisdiction over our various companies; and
o	Changes in applicable accounting policies and practices.

The above list is not necessarily exhaustive, as business is by definition unpredictable and risky, and subject to influence by numerous factors outside of our control such as changes in government regulation or policy, competition, interest rates, supply, technological innovation, changes in consumer taste and fancy, weather, and the extent to which consumers in our markets have the economic wherewithal to spend money on beyond-the-home entertainment.

Given the variety and unpredictability of the factors that will ultimately influence our businesses and our results of operation, no guarantees can be given that any of our forward-looking statements will ultimately prove to be correct.  Actual results will undoubtedly vary and there is no guarantee as to how our securities will perform either when considered in isolation or when compared to other securities or investment opportunities.

Finally, we undertake no obligation to publicly update or to revise any of our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.  Accordingly, you should always note the date to which our forward-looking statements speak.

Additionally, certain of the presentations included in this press release may contain “pro forma” information or “non-US GAAP financial measures.”  In such case, a reconciliation of this information to our US GAAP financial statements will be made available in connection with such statements.

For more information, contact:

Andrzej Matyczynski, Chief Financial Officer

Reading International, Inc.  (213) 235-2240

Reading International, Inc. and Subsidiaries

Supplemental Data

Reconciliation of EBITDA* to Net Loss

(dollars in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2014	2013

Revenue	$58,053	$59,567
Operating expense
Cinema/real estate	46,765	48,704
Depreciation and amortization	3,805	3,990
General and administrative	4,902	4,339

Operating income	2,581	2,534

Interest expense, net	(2,297)	(2,673)
Other income	1,054	356
Income tax expense	(1,592)	(889)
Net loss attributable to noncontrolling interests	39	4
Net loss	(215)	(668)

Basic loss per share	$(0.01)	$(0.03)
Diluted loss per share	$(0.01)	$(0.03)

EBITDA*	$7,479	$6,884

EBITDA* change	$595

*EBITDA presented above is net loss adjusted for interest expense (net of interest income), income tax expense, depreciation and amortization expense, and if appropriate, an adjustment for discontinued operations (this includes interest expense and depreciation and amortization for the discontinued operations).

Reconciliation of EBITDA* to the net loss is presented below:

	Three Months Ended
	March 31,
	2014	2013

Net loss	$(215)	$(668)
Add: Interest expense, net	2,297	2,673
Add: Income tax expense	1,592	889
Add: Depreciation and amortization	3,805	3,990

EBITDA	$7,479	$6,884

Reading International, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

(U.S. dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013

Operating revenue
Cinema	$53,424	$54,770
Real estate	4,629	4,797
Total operating revenue	58,053	59,567

Operating expense
Cinema	43,790	46,035
Real estate	2,975	2,669
Depreciation and amortization	3,805	3,990
General and administrative	4,902	4,339
Total operating expense	55,472	57,033

Operating income	2,581	2,534

Interest income	79	49
Interest expense	(2,376)	(2,722)
Net loss on sale of assets	--	(7)
Other income	744	16
Income (loss) before income tax expense and equity earnings of unconsolidated joint ventures and entities	1,028	(130)
Income tax (expense)	(1,592)	(889)
Loss before equity earnings of unconsolidated joint ventures and entities	(564)	(1,019)
Equity earnings of unconsolidated joint ventures and entities	310	347
Net loss attributable to Reading International, Inc. common shareholders	$(254)	$(672)
Net loss attributable to noncontrolling interests	39	4
Net loss attributable to Reading International, Inc. common shareholders	$(215)	$(668)

Basic loss per common share attributable to Reading International, Inc. shareholders:
Loss from continuing operations	$(0.01)	$(0.03)
Basic loss per share attributable to Reading International, Inc. shareholders	$(0.01)	$(0.03)

Diluted loss per common share attributable to Reading International, Inc. shareholders:
Loss from continuing operations	$(0.01)	$(0.03)
Diluted loss per share attributable to Reading International, Inc. shareholders	$(0.01)	$(0.03)
Weighted average number of shares outstanding–basic	23,490,563	23,263,010
Weighted average number of shares outstanding–diluted	23,490,563	23,263,010

Reading International, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(U.S. dollars in thousands)

	March 31, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$33,594	$37,696
Receivables	7,979	9,087
Inventory	753	941
Investment in marketable securities	58	55
Restricted cash	783	782
Deferred tax asset	3,526	3,273
Prepaid and other current assets	3,059	3,283
Total current assets	49,752	55,117

Operating property, net	194,490	191,660
Land held for sale	11,479	11,052
Investment and development property, net	77,309	74,230
Investment in unconsolidated joint ventures and entities	7,112	6,735
Investment in Reading International Trust I	838	838
Goodwill	22,869	22,159
Intangible assets, net	12,930	13,440
Deferred tax asset, net	4,717	5,566
Other assets	5,899	6,010
Total assets	$387,395	$386,807

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$15,589	$18,608
Film rent payable	5,696	6,438
Notes payable – current	99,096	75,538
Taxes payable - current	3,480	8,308
Deferred current revenue	11,104	11,864
Other current liabilities	6,198	6,155
Total current liabilities	141,163	126,911

Notes payable – long-term	41,903	65,009
Subordinated debt	27,913	27,913
Noncurrent tax liabilities	12,890	12,478
Other liabilities	34,287	32,749
Total liabilities	258,156	265,060
Commitments and contingencies (Note 13)
Stockholders’ equity:
Class A non-voting common stock, par value $0.01, 100,000,000 shares authorized,
32,379,908 issued and 22,015,738 outstanding at March 31, 2014 and 32,254,199
issued and 21,890,029 outstanding at December 31, 2013	225	225
Class B voting common stock, par value $0.01, 20,000,000 shares authorized and
1,495,490 issued and outstanding at March 31, 2014 and at December 31, 2013	15	15
Nonvoting preferred stock, par value $0.01, 12,000 shares authorized and no issued
or outstanding shares at March 31, 2014 and December 31, 2013	--	--
Additional paid-in capital	137,852	137,849
Accumulated deficit	(58,167)	(57,952)
Treasury shares	(4,512)	(4,512)
Accumulated other comprehensive income	49,291	41,515
Total Reading International, Inc. stockholders’ equity	124,704	117,140
Noncontrolling interests	4,535	4,607
Total stockholders’ equity	129,239	121,747
Total liabilities and stockholders’ equity	$387,395	$386,807